Department Stores National Bank
701 E. 60th Street North
Sioux Falls, South Dakota 57104

 May 30, 2008

Macy's, Inc. (fka Federated Department Stores, Inc.)
7 West Seventh Street
Cincinnati, Ohio 45202
Attention:  General Counsel

FDS Bank
9111 Duke Boulevard
Mason, Ohio 45040
Attention:  President

Macy's Credit and Customer Services, Inc. (fka FACS Group, Inc)
9111 Duke Boulevard
Mason, Ohio 45040
Attention:  President

Ladies and Gentlemen:

           Reference is made to the Credit Card Program Agreement, dated as of June 1, 2005 (as amended, supplemented or otherwise modified from time to time, the "Program Agreement"), by and among Macy's, Inc. (fka Federated Department Stores, Inc.), a Delaware corporation, ("Macy's, Inc."), FDS Bank, a federally-chartered stock savings bank ("FDS Bank"), Macy's Credit and Customer Services, Inc. (fka FACS Group, Inc.), an Ohio corporation ("MCCS"), FDS Bank, ,Macy's Department Stores, Inc., an Ohio corporation ("Macy's"), Bloomingdale's, Inc., an Ohio corporation ("Bloomingdale's")( collectively, the "Macy's Companies"), and Citibank, N.A., a national banking association ("Bank"), the interest of which under the Program Agreement was subsequently assigned to Department Stores National Bank ("DSNB").

Further reference is made to that certain agreement named "Department Stores National Bank Co-Branded Payment Card Issuance Agreement" by and between DSNB and Visa U.S.A. Inc. ("Visa")  ("New Co-Brand Agreement") entered into by DSNB and Visa contemporaneously with the April 6, 2007 effective date of this restated letter agreement (the "Letter Agreement").

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Program Agreement.

1. New Co-Brand Agreement. DSNB and the Macy's Companies agree as set forth in the attached Schedule with respect to the New Co-Brand Agreement.

2. No Further Amendment. Except as expressly amended by this Letter Agreement, the Program Agreement, as previously amended, remains unchanged.

3. Counterparts; Facsimile. This Letter Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Letter Agreement, it shall not be necessary to produce or account for more than one such counterpart.  Any facsimile of an executed counterpart shall be deemed an original.

4. Operating Committee Approval. The agreements of the parties set forth herein shall have the same effect as if approved by the unanimous approval of the Operating Committee pursuant to Article III of the Program Agreement.

[Remainder of Page Intentionally Left Blank]

Please acknowledge your agreement with the foregoing by executing this Letter Agreement where provided below.

                                                                              Very truly yours,

DEPARTMENT STORES NATIONAL BANK

By:   /s/ Douglas C. Morrison
Name: Douglas C. Morrison
Title: Citi Cards
         Vice President and Chief Fin. Officer, Sioux Falls, SD

Agreed to by:

MACY'S, INC. (fka Federated Department Stores, Inc.)

By:   /s/  Dennis J. Broderick
Name:  Dennis J. Broderick
Title:  SVP, General Counsel & Secretary

FDS BANK

By:   /s/  Teresa Huxel
Name: Teresa Huxel
Title:  President

MACY'S CREDIT AND CUSTOMER SERVICES, INC. (fka FACS Group, Inc.)

By:   /s/  Teresa Huxel
Name:  Teresa Huxel
Title:  SVP & CFO

MACY'S DEPARTMENT STORES, INC.

By:   /s/  Dennis J. Broderick
Name: Dennis J. Broderick
Title:  President

BLOOMINGDALE'S, INC.

By:   /s/ Dennis J. Broderick
Name:   Dennis J. Broderick
Title:   Vice President

SCHEDULE to DSNB-FDSB Letter Agreement 4/6/07 (Visa Co-Brand)

The terms "Visa Fees", "Program Accounts", "Incentive Fee", "Branding Requirement" and "Term" as used in this Letter Agreement shall have the meanings given to them in the New Co-Brand Agreement.

(a)  DSNB will, before entering into any amendment with respect to the New Co-Brand Agreement, consult with the Macy's Companies with regard to the same.  In addition, DSNB will obtain the prior written consent of an Macy's Company before DSNB either exercises or fails to exercise any rights under the New Co-Brand Agreement, or agrees with Visa U.S.A., Inc. to modify the New Co-Brand Agreement, in either event in any way that: (i) impacts the fees charged to DSNB on Program Accounts and/or the Incentive Fee payable by Visa under the New Co-Brand Agreement; (ii) waives, alters or limits Bank's right to exclude Program Accounts from the New Co-Brand Agreement from the Branding Requirement pursuant to Section 3.2 of the New Co-Brand Agreement; (iii) waives, alters or limits the Macy's Companies' ability to issue non-Visa branded general purpose debit accounts; or  (iv) extends, reduces or otherwise affects the Term of the New Co-Brand Agreement;

(b)  In the event that DSNB is required to refund to Visa U.S.A., Inc. any Incentive Fees paid to DSNB by Visa and passed by DSNB to the Macy's Companies as a result of any action taken or not taken by DSNB at the written direction of the Macy's Companies (the "Refund Amount"), the Macy's Companies will refund to DSNB the amount of the Incentive Fees passed by DSNB to the Macy's Companies that constitute the Refund Amount;

(c)  In the event that Visa should seek to alter, amend or terminate the New Co-Brand Agreement as a result of the Macy's Companies' issuance of non-Visa-branded general purpose debit accounts accessed by cards bearing the Macy's or Bloomingdale's brands, the Macy's Companies shall cooperate with and assist DSNB in negotiations with Visa to avoid such action by Visa, and shall consider such limitations on its issuance of such debit accounts as are necessary to avoid such Visa action; and

(d)   The Macy's Companies shall provide all the reporting necessary in order to receive the Incentive Fees from Visa pursuant to the New Co-Brand Agreement. As to all such reporting, the Macy's Companies certify that such reporting shall be prepared using commercially reasonably diligence in accordance with the records of the Macy's Companies, and that, to the best of the Macy's Companies' knowledge, all such reporting is accurate and complete. The Macy's Companies shall cooperate with and assist DSNB in responding to any audit requested by Visa under the provisions of the New Co-Brand Agreement.

(e)    For the avoidance of doubt, the parties agree that any increases under the New Co-Brand Agreement in Visa fees (including, but not limited to, VisaNet Processing Guarantee Fees, Advertising and Marketing Service Fees, Merchant Incentive Fees and Base I and II Fees) charged to DSNB (other than Service Fees on Credit and Prepaid Sales which under the terms of the New Co-Brand Agreement would result in adjustment of the Incentive Fees paid to DSNB) will be considered part of the Actual Service Fees paid by DSNB for purposes of calculating any Make Whole Payment under Schedule 9.3(c) of the Program Agreement.